UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ELECTROMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue Northwest
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, NOVEMBER 22, 2013

To our Shareholders:

          The Fiscal 2014 Annual Meeting of the Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held on Friday, November 22, 2013, at the Company’s reimbursement building, located at 628 Sixth Street Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at 9:45 a.m. Central Time, and the Annual Meeting will commence at approximately 10:00 a.m. Central Time. The purposes of the Annual Meeting are to consider and vote upon the following proposals and to transact any other business as may properly come before the Annual Meeting or any adjournments thereof:

(1)	To set the number of directors at six (6);
(2)	To elect directors to our Board of Directors to serve until the next annual meeting of shareholders or until such time as their successors are elected and qualified;
(3)	To ratify the appointment of McGladrey LLP as the independent registered public accountant of the Company for the 2014 fiscal year;
(4)	To consider and vote upon, on a non-binding and advisory basis, named executive officer compensation; and
(5)	To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years or every three years.

          Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. The foregoing proposals are described more fully in the enclosed proxy statement (the “Proxy Statement”).

          If you have any questions regarding the information contained in the Proxy Statement or regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call the Company at (952) 758-9299.

          Only shareholders that were listed on the Company’s records at the close of business on Thursday, October 10, 2013, the record date set by the Board of Directors for the meeting, are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

          All shareholders of record are cordially invited to attend the Annual Meeting in person. We will request identification in order to ensure an orderly meeting. If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we will request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership.

          To assure the presence of a quorum, the Board of Directors requests that you promptly submit your proxy voting instructions by mail, telephone, or Internet, as indicated on your proxy card, regardless of whether you plan to attend the Annual Meeting. Your proxy vote is solicited by the Board of Directors. The proxy is revocable and will not be used if you attend and vote at the Annual Meeting in person or otherwise provide notice of your revocation. If you would like to vote by mail, please mail your executed proxy card to the Company’s stock transfer agent in the enclosed envelope.

By order of the Board of Directors,

Stephen H. Craney
Chairman of the Board
New Prague, Minnesota
October 18, 2013

IMPORTANT: THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, OR YOU MAY VOTE ONLINE OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on November 22, 2013:
The Notice, Proxy Statement, Form of Proxy Card, Form 10-K, Shareholder Letter and Fact Sheet are available at
http://www.smartvest.com/electromed/investor-relations/annual-meeting/

Proxy Statement
Fiscal 2014 Annual Meeting of Shareholders
Friday, November 22, 2013
10:00 a.m. Central Time

          This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2014 Annual Meeting of Shareholders of the Company to be held on Friday, November 22, 2013 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Company’s reimbursement building, located at 628 Sixth Street Northwest, New Prague, Minnesota. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile, email or letter. Distribution of this Proxy Statement and the proxy card via U.S. Mail is scheduled to begin on or about October 18, 2013.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be Held on November 22, 2013:
The Notice, Proxy Statement, Form of Proxy Card, Form 10-K, Shareholder Letter and Fact Sheet are available at
http://www.smartvest.com/electromed/investor-relations/annual-meeting/.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on Thursday, October 10, 2013, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving directors Stephen H. Craney and Dr. George H. Winn, the proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you sign and return the enclosed proxy card but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:

The Annual Meeting will be held on Friday, November 22, 2013, at the Company’s reimbursement building, located at 628 Sixth Street Northwest, New Prague, Minnesota. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

• Proposal 1 — To set the number of directors at six (6);

	•	Proposal 2 — To elect the directors named in this Proxy Statement;
	•	Proposal 3 — To ratify the appointment of McGladrey LLP as the Company’s independent registered public accountant for the Company’s 2014 fiscal year;
	•	Proposal 4 — To consider and vote upon, on a non-binding and advisory basis, named executive officer compensation; and
	•	Proposal 5 — To consider and recommend, on a non-binding and advisory basis, whether named executive officer compensation votes should occur every year, every two years or every three years.

Q:	What does the Board recommend?

A:	The Board recommends a vote:

	•	FOR the proposal to set the number of directors at six (6) (see Proposal 1);
	•	FOR the election of its six director nominees (see Proposal 2);
	•	FOR the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accountant for the Company’s 2014 fiscal year (see Proposal 3);
	•	FOR the approval, by a non-binding vote, of named executive officer compensation (see Proposal 4);
	•	For ONE YEAR as the recommendation, by a non-binding vote, of the frequency that named executive officer compensation votes should occur (see Proposal 5).

Q:	How many votes do I have?

A:

On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on Thursday, October 10, 2013.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:

At the close of business on Thursday, October 10, 2013, there were 8,114,252 outstanding shares of common stock. This means that there may be 8,114,252 votes on any matter presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:

Proposal 1 – Determination of the Number of Directors — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock entitled to vote as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to set the number of directors at six (6).

Proposal 2 – Election of Directors — With respect to the election of directors, the nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Although directors are elected by plurality vote, the presence (in person or by proxy) of shareholders representing an aggregate of at least a majority of the issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the election of directors.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter. With respect to each director nominee, shareholders will be able to cast one vote per share owned by such shareholder as of the record date. Accordingly, a holder of 100 shares will be able to cast 100 votes for each nominee.

Proposal 3 – Ratification of the Appointment of McGladrey LLP as the Company’s Independent Registered Public Accountant — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock entitled to vote as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accountant for the Company’s 2014 fiscal year.

Proposal 4 – Approval, by a Non-Binding Vote, of Named Executive Officer Compensation — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock entitled to vote as of the record date), the affirmative vote of the holders of a majority of the shares of common stock represented at the fiscal 2014 Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of our named executive officer compensation. However, this is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Personnel and Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Personnel and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Proposal 5 – Recommendation, by a Non-Binding Vote, of the Frequency of Named Executive Officer Compensation Votes — Provided a quorum is present in person or by proxy at the Annual Meeting (consisting of at least a majority of the issued and outstanding stock entitled to vote as of the record date), the alternative receiving the greatest number of votes relative to the votes cast for the other alternatives will be deemed the alternative recommended by the shareholders. However, this is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Personnel and Compensation Committee. The Board and the Personnel and Compensation Committee will take into account the outcome of the vote, however, when considering the frequency of future advisory votes on executive compensation.

Q:	What constitutes a quorum?

A:

Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting. On Thursday, October 10, 2013, the Company had 8,114,252 issued and outstanding shares of common stock and, therefore, the presence of 4,057,127 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:

You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. If you withhold authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on proposals 1, 3 and 4 and vote for ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN on proposal 5. If you abstain from voting on proposals 1, 3 or 4, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and your vote therefore has the same effect as a vote against the proposal. If you abstain from voting on proposal 5, your vote will have no effect on the recommendation of the shareholders. If you sign and submit your proxy card without providing voting instructions, your shares will be voted “FOR” each director nominee, “FOR” proposals 1, 3 and 4, and for “ONE YEAR” on proposal 5, as recommended by the Board.

Q:	What is the effect of broker non-votes?

A:

Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as the number of directors and ratification of our independent registered public accountant. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, for the advisory vote on named executive officer compensation, for the advisory recommendation on the frequency of the vote on named executive officer compensation or for any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the number of directors and the ratification of McGladrey LLP as the Company’s independent registered public accountant for the 2014 fiscal year if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because broker non-votes are not entitled to vote on non-routine business matters, they will have no effect on the outcome of the vote on such matters.

Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the following methods:

•

Proxy Card. The enclosed proxy card is a means by which a shareholder may authorize the voting of his, her, its or their shares of common stock at the Annual Meeting. The shares of common stock represented by each properly-executed proxy card will be voted at the Annual Meeting in accordance with the shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company’s stock transfer agent, Wells Fargo Shareowner Services, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the proposal to set the number of directors at six (6), FOR the Board’s nominees, FOR the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accountant for the 2014 fiscal year, FOR the approval, by a non-binding vote, of named executive officer compensation, and for ONE YEAR as the frequency of named executive officer compensation votes.

•

By telephone. You may authorize the voting of your shares of common stock at the Annual Meeting by calling (866) 883-3382 using a touch tone telephone. Complete instructions for telephone voting are provided on the proxy card.

•

Online. You may authorize the voting of your shares of common stock at the Annual Meeting by visiting the website www.proxypush.com/elmd. Complete instructions for voting online are provided on the proxy card.

•

In person at the Annual Meeting. All shareholders of record as of Thursday, October 10, 2013 may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this Proxy Statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

• Voting in person at the Annual Meeting;
• Returning a later-dated signed proxy card; or

• Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

Q:	How will my shares be voted if I do not specify how they should be voted?

A:

If you are a record holder and sign and return your proxy card, but do not mark choices for a particular proposal, then the proxies solicited by the Board will be voted in accordance with the Board’s recommendation for that proposal, as set forth in this Proxy Statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares would be permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and therefore will not be treated as affirmative or opposing votes. The proposals to set the number of directors at six and ratify the appointment of McGladrey LLP as our independent registered public accounting firm are considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on Thursday, October 10, 2013, may attend the Annual Meeting. We will request identification in order to ensure an orderly meeting.

If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we will request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership.

Q:	What is the record date for the Annual Meeting?

A:	The Board has fixed Thursday, October 10, 2013, as the record date.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by our stock transfer agent, Wells Fargo Shareowner Services.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:

Nominations for director are made by the Board upon recommendation by the Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the Fiscal 2015 Annual Meeting by following the procedures explained below in this Proxy Statement under “CORPORATE GOVERNANCE–Nominating and Governance Committee-Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	What is a shareholder proposal?

A:

A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter via the proxy card. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2015 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2015 Annual Meeting?

A:

In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than June 20, 2014 (approximately 120 days prior to the one-year anniversary of the mailing of this Proxy Statement). The Company suggests that proposals for the Fiscal 2015 Annual Meeting of Shareholders be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders who intend to present a shareholder proposal at the Fiscal 2015 Annual Meeting of Shareholders without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than August 17, 2014 (approximately 90 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who intend to present a director nomination at the Fiscal 2015 Annual Meeting of Shareholders, without including such nomination in the Company’s proxy statement must provide the Company notice of such nomination no later than August 17, 2014 (approximately 90 days prior to the one-year anniversary of the Annual Meeting) and no earlier than July 18, 2014 (approximately 120 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal or director nomination intended to be submitted to the Fiscal 2015 Annual Meeting of Shareholders by the dates set forth above, the persons named in the proxy statement and on the proxy card accompanying the notice of meeting for next year’s annual meeting may vote on any such proposal in their discretion without notice of such proposal appearing in such proxy statement.

ELECTION OF DIRECTORS
(Proposals 1 and 2)

          The Bylaws of the Company, as amended (the “Bylaws”) provide that the number of directors shall be determined by the shareholders. The Board has recommended that the number of directors be set at six. The Board believes that the current number of directors strikes an optimal balance between providing diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company.

          Six directors have been nominated for election at the Annual Meeting. If elected, each director will hold office until the Fiscal 2015 Annual Meeting of Shareholders and until his successor is elected and qualified in accordance with the Company’s Bylaws, or until his earlier death, resignation, disqualification or removal. Five of the nominees named herein presently serve as a member of the Board, namely: Stephen H. Craney, Dr. George H. Winn, William V. Eckles, Darrel L. Kloeckner and Craig N. Hansen. The sixth nominee, Kathleen S. Skarvan, currently serves as the Company’s Chief Executive Officer. Each of the director nominees consented to be named in this Proxy Statement and to serve, if elected. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or, alternatively, not voted for any nominee.

          The six nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the six nominees identified below.

Nominees for Election as Directors at the Annual Meeting

          The Board has recommended the following persons as nominees for election as directors at the Annual Meeting:

Nominee Name	Age (as of Annual Meeting)	Year First Became a Director

Stephen H. Craney (Chairman)	69	2010
Dr. George H. Winn (Vice Chairman)	76	2005
Craig N. Hansen	64	1993
Darrel L. Kloeckner(1)	56	2010
William V. Eckles	38	2011
Kathleen S. Skarvan	57	N/A

(1)	The Board has determined that Darrel L. Kloeckner qualifies as an “audit committee financial expert” under the applicable federal securities laws.

          Biographical information relating to each of the director nominees is set forth below:

Stephen H. Craney—Chairman of the Board

          Mr. Craney has served on the Board since November 2010 and has served as Chairman of the Board since May 2012. Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to startup companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

Dr. George H. Winn—Vice Chairman of the Board

          Dr. George Winn was first elected to the Board in 2005 and has served as Vice Chairman since May 2012. He has practiced dentistry with emphasis in orthodontics and facial pain management in New Prague, MN, for forty-six years. He is a graduate of Mankato State College, B.A., the University of Minnesota, B.S., and the University of Minnesota School of Dentistry, Doctor of Dental Surgery. He has served as an associate clinical professor in the Department of Operative Dentistry and participates in a medical ethics program of the American College of Dentists at the School of Dentistry, University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry, which makes him uniquely qualified to serve as a director.

Craig N. Hansen—Director

          Mr. Hansen is the co-founder of the Company and has served on the Board since 1993. Mr. Hansen is the Vice President of Research and Development and a director of Hansen Engine Corporation. Mr. Hansen has been with Hansen Engine Corporation since 1977. He is a graduate of Western Iowa Technical School. He has more than forty patents in several fields with numerous additional patents pending. The patents that Mr. Hansen has assigned to the Company form the technical basis for the Electromed SmartVest® System. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Hansen’s history with the Company and considerable experience with research and development in the medical device industry make him uniquely qualified to serve as a director.

Darrel L. Kloeckner—Director

          Mr. Kloeckner was first elected to the Board in November 2010. Mr. Kloeckner has been self-employed as a business consultant to privately held corporations since 1995. Before that, Mr. Kloeckner worked as a certified public accountant, providing consulting, accounting and tax services to privately held corporations and their owners. Mr. Kloeckner holds an accounting degree from the University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Kloeckner’s significant financial expertise, as well as his expertise in providing advice and consultation to businesses of the Company’s size, allow him to make valuable contributions as a director.

William V. Eckles—Director

          Mr. Eckles has been a member of the Board since July 2011. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota). Mr. Eckles received his undergraduate degree from the University of St. Thomas in 1999, and received an MBA from the University of St. Thomas in 2007. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Eckles’ experience leading and setting the strategic direction of growing companies allow him to make a significant contribution to the Board.

Kathleen S. Skarvan—Director Nominee

          Ms. Skarvan was recommended to our Nominating and Governance Committee for nomination to the Board by a non-management director of our Board. Ms. Skarvan has served as the Chief Executive Officer of the Company since December 2012. Previously, Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. Among other attributes, skills, experiences and qualifications, our Board believes that, as the Chief Executive Officer of the Company, Ms. Skarvan is the person most familiar with the Company’s day to day operations and most capable of effectively identifying strategic priorities and leading the execution of strategy.

Required Vote and Board Recommendation

Proposal 1: The Board recommends that you vote “FOR” the proposal to set the number of directors at six (6). Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

Proposal 2: The Board recommends that you vote “FOR” each of the nominees to the Board. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

RATIFICATION OF THE APPOINTMENT OF MCGLADREY LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTANT
(Proposal 3)

          The Board, acting on the recommendation of the Company’s Audit Committee, has selected McGladrey LLP (“McGladrey”) as the Company’s independent registered public accountant for the fiscal year ending June 30, 2014. McGladrey was the Company’s independent registered public accountant for the 2013 fiscal year.

          Notwithstanding its selection of McGladrey, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of McGladrey is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

          A representative of McGladrey is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

          The following table presents fees billed by McGladrey to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal years ended June 30, 2013 and June 30, 2012.

Category	Fiscal Year	Fees
Audit Fees(1)	2013	$109,860
	2012	$107,207

(1)	Audit fees included the annual audits and quarterly reviews of the Company’s financial statements and review of the Company’s registration statement on Form S-8 for fiscal 2012.

          McGladrey provided no other services to the Company in either fiscal 2013 or fiscal 2012 that are not included above.

Audit Committee Pre-Approval

          Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

          All audit services and audit-related services incurred during fiscal 2013 were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

          The Board recommends that you vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accountant for the 2014 fiscal year. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 4)

          The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. This is a new item for our Annual Meeting.

          We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Personnel and Compensation Committee and our Board.

          The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

          Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

          “RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.”

          While the Board and especially the Personnel and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Personnel and Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 4, the Personnel and Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

Required Vote and Board Recommendation

          The Board recommends that you vote “FOR” the approval of the compensation of the named executive officers. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 5)

          The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act also provide that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers as disclosed in accordance with the SEC’s compensation disclosure rules. This is a new item for our 2013 Annual Meeting.

          By voting with respect to this Proposal 5, shareholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

          After careful consideration, the Board recommends advisory votes on the compensation of the Company’s named executive officers every year. The Board believes that annual votes will provide the clearest and most useful feedback from shareholders to the Company and the Personnel and Compensation Committee in this important area and will confirm the Company’s commitment to frequent and transparent communications with its shareholders.

Required Vote and Board Recommendation

          The Board recommends that you vote for “ONE YEAR” as the frequency for the vote on compensation of the named executive officers. If a quorum is present, the alternative receiving the greatest number of votes relative to the votes cast for the other alternatives will be deemed the alternative recommended by the shareholders. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

CORPORATE GOVERNANCE

Independence

          Our Board consists of a majority of independent directors. Our Board has determined that five of our six current directors are independent directors, as defined under the applicable regulations of the SEC and the NYSE MKT. The five independent directors are Stephen H. Craney, William V. Eckles, Thomas M. Hagedorn, Darrel L. Kloeckner and Dr. George Winn. The Board has determined that the director nominee, Kathleen Skarvan, is not independent due to her role as the Chief Executive Officer of the Company. In determining independence, our Board considered that Mr. Hagedorn is a director and a minority shareholder of Hansen Engine Corporation, an entity that has received payment from the Company in exchange for performing research and development services. Our Board also considered that the Company employs an immediate family member of Dr. George Winn in a non-executive officer capacity and that Craig Hansen is the brother of Robert Hansen, our former Chief Executive Officer. Our Board also considered that the Company has made payments of approximately $321,000, $597,000, and $611,000 during our 2013, 2012, and 2011 fiscal years, respectively, to RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Mr. Craney, in exchange for electronic parts. The Board determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of RiverSide’s consolidated gross annual revenues for the applicable fiscal years. The Board also considered that Mr. Eckles is the chief executive officer and owns approximately 20% of the outstanding stock of Blue Earth Valley Communications (“Blue Earth”), an entity from which the Company has purchased approximately $25,000 of telecommunications services in each of its past three fiscal years and from which the Company, through a lease with a wholly-owned subsidiary of Blue Earth, leases industrial space for annual rent of approximately $60,000. The Board determined that the terms of the Company’s transactions with Blue Earth were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of Blue Earth’s consolidated gross annual revenues for the applicable fiscal years.

Code of Ethics

          The Board has approved a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all employees, directors, and officers, including the Chief Executive Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer). The Code of Ethics is available in the “Investor Relations” section of our website at www.electromed.com. We intend to disclose on our website, www.electromed.com, any amendment to or waiver from any provision of the Code of Ethics that applies to our Chief Executive Officer or Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and that relates to any element of the Code of Ethics identified in Item 406(b) of Regulation S-K. Such disclosure will be provided promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

          Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. All of the Company’s current directors attended the Fiscal 2013 Annual Meeting of Shareholders.

Board Leadership Structure

          We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

Risk Oversight

          It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

          During the 2013 fiscal year, the Board held six formal meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Articles of Incorporation, as amended. Each director attended at least 75% of the total number of Board meetings held during the 2013 fiscal year and the total number of meetings held by all committees on which the director served during the 2013 fiscal year.

Committee Membership

          The Board has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. The following table sets forth the membership of each of the Company’s standing committees:

Audit Committee	Nominating and Governance Committee	Personnel and Compensation Committee
Darrel L. Kloeckner (Chair)	William V. Eckles (Chair)	Stephen H. Craney (Chair)
Stephen H. Craney	Stephen H. Craney	William V. Eckles
William V. Eckles	Darrel L. Kloeckner	Dr. George H. Winn

          Our Board has evaluated independence for the members of each committee in accordance with NYSE MKT rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the NYSE MKT.

Audit Committee

          Our Audit Committee currently consists of Darrel L. Kloeckner (Chair), Stephen H. Craney, and William V. Eckles. Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE MKT and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accountant, recommends selection of the Company’s independent registered public accountant to the Board, approves fees to be paid to our independent registered public accountant, and reviews the Company’s financial statements with management and the independent registered public accountant. The Audit Committee has recommended to the Board the appointment of McGladrey LLP to serve as the Company’s independent registered public accountant for the 2014 fiscal year. The Audit Committee operates under a written charter approved by the Board and most recently amended on May 30, 2012, a copy of which is available in the “Investor Relations” section of the Company’s website at www.electromed.com. The Audit Committee held four formal meetings during the 2013 fiscal year.

          The Board has determined that Darrel L. Kloeckner is the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Audit Committee Independence

          SEC and NYSE MKT rules require our Audit Committee to be made up entirely of independent directors. Our Board has affirmatively determined that Mr. Kloeckner, Mr. Craney, and Mr. Eckles meet the definition of “independent director” for purposes of serving on an audit committee under NYSE MKT Rule 803 and Exchange Act Rule 10A-3.

Audit Committee Review of Related Party Transactions

          The charter for the Audit Committee provides that the Audit Committee will review and approve in advance any related party transaction of the type required to be disclosed by Item 404 of Regulation S-K. In determining whether to approve or ratify a transaction with a related party, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he abstains from voting on the approval of the transaction. We believe the terms of any of the transactions and agreements described under the heading “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS” are at least as favorable to us as could be obtained in an arm’s length transaction with an unrelated party.

Report of the Audit Committee

          The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission (“SEC”) or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

          In accordance with its written charter adopted by the Board, as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee charter is available in the “Investor Relations” section of our website at www.electromed.com. The charter was adopted on April 20, 2010, and most recently amended on May 30, 2012. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management and the independent registered public accountants;

(2) discussed with the independent registered public accountants the material required to be discussed by Statement on Auditing Standards No. 61, as amended by Auditing Standard No. 114, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T; and

(3) received the written disclosures and the letter from the independent registered public accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accountant the independent accountant’s independence.

          Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, as filed with the Securities and Exchange Commission.

Audit Committee

Darrel L. Kloeckner (Chair)
Stephen H. Craney
William V. Eckles

Personnel and Compensation Committee

          The current members of the Personnel and Compensation Committee are Stephen H. Craney (Chair), William V. Eckles and Dr. George H. Winn. Our Board has affirmatively determined that each of Mr. Craney, Mr. Eckles and Dr. Winn meet the definition of “independent director” for purposes of serving on a compensation committee under NYSE MKT Rule 805.

          The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer may give the committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to her own compensation. The committee operates under a written charter adopted April 20, 2010 and most recently amended May 30, 2012, which is available in the “Investor Relations” section of our website at www.electromed.com. The Personnel and Compensation Committee held six formal meetings during the 2013 fiscal year.

Nominating and Governance Committee

          The current members of the Nominating and Governance Committee are William V. Eckles (Chair), Stephen H. Craney, and Darrel L. Kloeckner. Our Board has affirmatively determined that each of Mr. Eckles, Mr. Craney, and Mr. Kloeckner meet the definition of “independent director” for purposes of serving on a nominating committee under NYSE MKT Rule 804.

          Our Nominating and Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Governance Committee acts pursuant to a written charter, which was adopted April 20, 2010 and most recently amended May 30, 2012. The charter is available in the “Investor Relations” section of our website at www.electromed.com. The Nominating and Governance Committee held five formal meetings during the 2013 fiscal year.

Director Nominations

          Director nominees are recommended to the full Board by the Nominating and Governance Committee. Shareholders may recommend a nominee to be considered by the Nominating and Governance Committee by submitting a written proposal to the Chairman of the Board, at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The proposal should include the following information:

•	the full name and address of the shareholder or group submitting the recommendation;

•

the number of shares of common stock of the Company owned (beneficially and of record) by the shareholder or group submitting the recommendation and the date such shares were acquired (together with satisfactory evidence of the duration of ownership, as provided by SEC rules, if the shareholder or group is not a registered holder);

•	the full name and address of the director nominee;

•	the age of the director nominee;

•	a five-year business history of the director nominee;

•	the amount of common stock of the Company owned (beneficially and of record) by the director nominee;

•	whether the director nominee can read and understand basic financial statements;

•	the director nominee’s other board memberships, if any;

•	any family relationships between the director nominee and any executive officer or current director of the Company;

•	any business transactions between the director nominee or the candidate’s business and the Company;

•	a written consent of the director nominee to be named in the Company’s proxy statement and to serve as a director if elected; and

•	a written consent of the shareholder or group to be named in the Company’s proxy statement.

          When selecting candidates for recommendation to the Board, the Nominating and Governance Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Governance Committee seeks to confirm that candidate meets certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	experience in domestic and international business matters;

•	familiarity with legal and regulatory requirements;

•	familiarity with accounting rules and practices; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

          The Nominating and Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

          Any shareholder wishing to communicate with the Board about any matter involving the business or operations of the Company should send the communication, in written form, to the Chief Executive Officer of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The Chief Executive Officer will promptly send the communication to each member of the Board.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders (“Insiders”) are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from Insiders that no other reports were required, the Company believes that during the fiscal year ended June 30, 2013, all Form 3, Form 4 and Form 5 filing requirements were met.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

          The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock by (i) each of our named executive officers (as defined in the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION”); (ii) each of our current directors and director nominees; and (iii) all of our executive officers, current directors, and director nominees as a group. We are not aware of any beneficial owners of more than 5% of our common stock who are not executive officers or directors.

          The percentage ownership information shown in the table is based upon 8,114,252 shares outstanding as of October 10, 2013.

          Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Electromed, Inc., 500 Sixth Avenue Northwest, New Prague, Minnesota 56071.

Name	Number of Shares Beneficially Owned	Percentage of the Class Beneficially Owned(1)
Kathleen S. Skarvan(2)	30,656	*
Jeremy T. Brock(3)	12,667	*
James J. Cassidy, Ph.D.	2,000	*
Stephen H. Craney	365,730	4.5%
William V. Eckles(4)	89,811	1.1%
Thomas M. Hagedorn	874,250	10.8%
Craig N. Hansen(5)	473,180	5.8%
Darrel L. Kloeckner	50,000	*
George H. Winn, DDS(6)	592,708	7.3%
Executive Officers and Directors as a Group (8 persons)	2,489,002	30.6%

* Indicates ownership of less than 1%.

(1)

Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of October 10, 2013, or within 60 days of such date, are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2)	Includes options to purchase 6,667 shares, which are exercisable within 60 days of October 10, 2013.

(3)	Includes options to purchase 12,667 shares, which are exercisable within 60 days of October 10, 2013.

(4)

Includes 85,311 shares held indirectly through Blue Earth Cellular, LLC. Mr. Eckles has shared voting and investment power over such shares. Mr. Eckles disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(5)	Includes 13,585 shares held directly by spouse.

(6)	Includes 446,303 shares held indirectly by G & J Winn Family LLLP. Dr. Winn has shared voting and investment power over such shares.

EXECUTIVE COMPENSATION

Executive Compensation Components for Fiscal 2013

          During our 2013 fiscal year, we had three named executive officers, as that term is defined under Item 402(m)(2) of Regulation S-K: Kathleen Skarvan, who became our Chief Executive Officer effective December 1, 2012; Dr. James J. Cassidy, our former Chief Operating Officer, who resigned from the Company effective June 28, 2013, and who also served as our interim Chief Executive Officer from May 2012 through December 1, 2012; and Jeremy T. Brock, our Chief Financial Officer effective October 2011, who also served as our Financial Controller during fiscal 2012.

          We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. Historically, we have also periodically awarded our executive officers with long-term equity incentive grants in the form of warrants or stock options. Pursuant to their employment agreements, our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our 2012 Stock Incentive Plan and the Board may grant equity awards to the executives thereunder.

Base Salary

          During our 2013 fiscal year, our current Chief Executive Officer and Chief Financial Officer earned base salaries of $210,000 and $145,000, respectively. Our Chief Executive Officer serves pursuant to an employment agreement dated December 1, 2012. Our Chief Financial Officer serves pursuant to an employment agreement dated October 18, 2011, as amended and restated on November 22, 2012. During our 2012 fiscal year, our Chief Financial Officer earned a base salary of $104,263 for service as Financial Controller from August 2011 to October 2011 and service as Chief Financial Officer thereafter.

          During our 2013 fiscal year, our former Chief Operating Officer earned a base salary of $172,000 for service as interim Chief Executive Officer through November 28, 2012 and as Chief Operating Officer through June 28, 2013. During our 2012 fiscal year, our former Chief Operating Officer earned a base salary of $162,000 for service as Chief Operating Officer until May 2012 and service as interim Chief Executive Officer thereafter. Our former Chief Operating Officer served pursuant to an offer letter dated May 27, 2011, which offer letter was superseded by an employment agreement dated February 15, 2012.

          Base salaries for our executive officers are determined and paid on a fiscal-year basis. In order to provide its recommendations regarding base salaries, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officers. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed by the Personnel and Compensation Committee, the Committee makes a recommendation with respect to compensation for the Company’s executive officers and the Board sets the compensation for each of the executive officers based on the information and recommendation provided by the Personnel and Compensation Committee.

Cash Incentive Compensation

          Our Chief Executive Officer and Chief Financial Officer were each eligible to earn cash incentive compensation during our fiscal 2013 year, pursuant to their respective employment agreements. Cash incentive compensation for the Chief Executive Officer was payable in a maximum aggregate amount of 20% of Ms. Skarvan’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in a CEO bonus plan established by the Personnel and Compensation Committee of the Board. Cash incentive compensation for the Chief Financial Officer was payable in a maximum aggregate amount of 20% of Mr. Brock’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in a CFO bonus plan established by the Personnel and Compensation Committee of the Board. On May 10, 2013, both the Chief Executive Officer and Chief Financial Officer agreed to forego any cash incentive compensation that each would otherwise be entitled to for fiscal year 2013, and, as a result, no cash incentive compensation was paid during our 2013 fiscal year.

          Our former Chief Operating Officer earned cash incentive compensation of $5,833 during the 2012 fiscal year. During our 2012 fiscal year, our former Chief Operating Officer was eligible to receive a cash incentive equal to $5,000 for each $1,000,000 that the Company’s calendar-year gross sales revenue exceeded the calendar-year revenue threshold, pro-rated for the Chief Operating Officer’s term of service during the 2011 calendar year, pursuant to the terms of our offer letter to the Chief Operating Officer dated May 27, 2011.

Equity Incentive Compensation

          During our 2013 fiscal year, we granted options to purchase our common stock to our Chief Executive Officer and Chief Financial Officer. Pursuant to the terms of her employment agreement, dated December 1, 2012, we awarded Ms. Skarvan options to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price of $1.75 per share, has a 10-year term, and vests as to 6,667 shares on the last day of each of the Company’s fiscal years ending June 30, 2013, 2014 and 2015 (as to the final 6,666 shares). Pursuant to the terms of his amended and restated employment agreement, dated November 22, 2012, we awarded Mr. Brock options to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price of $1.59 per share, has a 10-year term, and vests as to 6,667 shares on the last day of each of the Company’s fiscal years ending June 30, 2013, 2014 and 2015 (as to the final 6,666 shares).

          During our 2012 fiscal year, we granted options to purchase our common stock to our former Chief Operating Officer and Chief Financial Officer. Pursuant to the terms of his employment agreement dated February 15, 2012 for service as Chief Operating Officer, we awarded Dr. Cassidy options to purchase 20,000 shares of our common stock at an exercise price of $3.24 per share, which options were to vest in increments of 10,000 on each of December 31, 2012 and 2013. Dr. Cassidy forfeited unvested options to purchase 10,000 shares in connection with his resignation on June 28, 2013 and the options to purchase the remaining 10,000 shares expired unexercised on September 28, 2013. In May 2012, we awarded our Chief Financial Officer options to purchase 18,000 shares of our common stock at an exercise price of $2.53 per share, which options vest in increments of 6,000 on each of June 30, 2013, 2014 and 2015.

Perquisites and Other Benefits

          We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our executive officers are eligible to participate in our group health and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our salaried employees. The goal of these programs is to promote health and welfare benefits. In addition, the employment agreements executed by our Chief Executive Officer, our former Chief Operating Officer and our Chief Financial Officer provide for monthly automobile allowances on behalf of such officers, and our employment agreement with our Chief Executive Officer provides for a monthly housing allowance. The aggregate annual value of these perquisites for each of our named executive officers was less than $10,000 during each of the last two fiscal years.

Employment Agreements for our Named Executive Officers

Chief Executive Officer

          Effective December 1, 2012, we entered into an employment agreement with our Chief Executive Officer, Kathleen S. Skarvan, which provides for an initial annualized base salary of $210,000, which is subject to annual review by the Board, and a bonus in the maximum aggregate amount of 20% of Ms. Skarvan’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in a CEO bonus plan established by the Personnel and Compensation Committee of the Board. Ms. Skarvan subsequently agreed to forego any bonus earned in fiscal year 2013. Ms. Skarvan is also eligible for paid time off, participation in any other employee benefit plans generally available to the Company’s employees, and certain other benefits as set forth in the agreement.

          The agreement also provides for a non-qualified stock option grant to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price equal to $1.75 per share, has a 10-year term, and vests as to 6,667 shares on the last day of each of the Company’s fiscal years ending June 30, 2013, 2014 and 2015 (as to the final 6,666 shares). The option is governed by the plan and the option award agreement.

          The agreement has an initial term of employment beginning December 1, 2012 and continuing through the end of calendar year 2013. After the initial term, the agreement will renew for successive one-year periods, unless terminated in accordance with the terms of the agreement. The agreement may be terminated at any time by either party. If the agreement is terminated by the Company without cause or by Ms. Skarvan for good reason (as both are defined in the agreement), the Company may be required to pay severance to Ms. Skarvan in a lump sum equal to one year of her then-current base salary. If the agreement is terminated by Ms. Skarvan within six months following a change in control (as defined in the agreement) or by the Company following a change in control, provided that such change in control occur subsequent to the Company’s Fiscal 2013 Annual Meeting of Shareholders, the Company may be required to pay severance to Ms. Skarvan in a lump sum equal to one year of her then-current base salary. If a change in control occurs before, at or as a result of actions taken by shareholders at the Company’s Fiscal 2013 Annual Meeting of Shareholders, no severance will be paid to Ms. Skarvan. Any severance paid to Ms. Skarvan will be paid in exchange for Ms. Skarvan’s release of claims against the Company and her compliance with the separate Non-Competition Agreement.

          The agreement defines “cause” as a material failure to perform job duties competently; gross misconduct that damages the Company; fraud, misappropriation, or embezzlement by the employee; conviction of a felony crime or a crime of moral turpitude; unethical conduct in the course of employment; or a material breach of the employment agreement. The agreement defines “good reason” as a material diminution in the employee’s responsibilities, authority or duties; a material diminution in the employee’s salary, other than pursuant to a reduction in the salary for all executive employees of the Company; or a material breach of the employment agreement by the Company. The agreement defines “change of control” as a “change in ownership,” “change in effective control,” or “change in ownership of a substantial portion of the assets,” each as described in applicable treasury regulations.

          In addition to the agreement, the Company and Ms. Skarvan entered into a Non-Competition, Non-Solicitation and Confidentiality Agreement dated effective December 1, 2012, pursuant to which Ms. Skarvan agreed that during the term of her employment and for the 12 months following her termination with the Company, that she will not (i) compete with the Company or (ii) solicit any customers, employees, or business contacts of the Company.

          Ms. Skarvan’s employment agreement was amended effective July 1, 2013 to provide that Ms. Skarvan is eligible for a bonus in the maximum aggregate amount of 20% of Ms. Skarvan’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in an officer bonus plan established by the Personnel and Compensation Committee of the Board. The agreement, as amended, also provides for a non-qualified stock option to purchase 15,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price equal to $1.31 per share, has a 10-year term, and vests as to 5,000 shares on the last day of each of the Company’s fiscal years ending June 30, 2014, 2015 and 2016. The option is governed by the plan and the option award agreement.

Chief Operating Officer and Interim Chief Executive Officer

          On May 31, 2011, we entered into an offer letter with our former Chief Operating Officer, Dr. James J. Cassidy, who served as our interim Chief Executive Officer from May 2012 through December 1, 2012. The offer letter provided for an initial annualized base salary of $152,000 and standard employee benefits available to the Company’s employees, such as health and retirement plans. In addition, Dr. Cassidy was eligible to receive incentive cash compensation equal to $5,000 for each $1,000,000 that the Company’s gross revenue for calendar year 2011 exceeded the calendar-year threshold, pro-rated based on the portion of the calendar year Dr. Cassidy was employed by the Company. The offer letter contained standard terms relating to best efforts, assignment of inventions and confidentiality, as well as twelve-month non-solicitation and non-competition provisions.

          Effective February 15, 2012, we entered into an employment agreement with Dr. Cassidy, which provided for an initial annualized base salary of $172,000, which amount could be changed by the Board beginning in calendar year 2013. The agreement also provided for standard employee benefits available to the Company’s employees, such as health and retirement plans, and the stock options and perquisites noted under “Equity Incentive Compensation.” The agreement had an initial term of approximately 22 months, with automatic renewal for one-year periods thereafter unless written notice of non-renewal was provided by the Board or Dr. Cassidy at least 60 days prior to the expiration of the initial term or any renewal term, and subject to earlier termination as described below.

          The agreement was terminable by the Board at any time for any reason. The agreement was terminable at any time for any reason by Dr. Cassidy upon 60 days advance written notice to the Company. If Dr. Cassidy was terminated by the Board without cause prior to the expiration of the initial term or any subsequent renewal term or if he resigns within six months of a change of control of the Company, the Company would have been required to pay severance. With respect to a termination without cause, the amount of the severance payment would have been equal to Dr. Cassidy’s then-current base salary from the date of termination through the expiration of the then-current term. With respect to a resignation upon a change in control, the amount of the severance payment would have been equal to the sum of two times Dr. Cassidy’s then-current base salary. Dr. Cassidy would also have been entitled to a pro rata portion of any earned but unpaid incentive compensation at the time of termination. In order to receive the severance and continued benefits, Dr. Cassidy would have been required to sign a release of claims against the Company, return all property owned by the Company and agree not to disparage the Company. The agreement defined “cause” and “change of control” in the same manner as Ms. Skarvan’s employment agreement.

          Dr. Cassidy also entered into a Non-Competition, Non-Solicitation, and Confidentiality Agreement dated February 15, 2012, pursuant to which he has agreed to protect confidential information of the Company and to return all confidential information and property of the Company upon termination of employment for any reason, and not to compete with the Company or solicit customers or business contacts of the Company during the term of the agreement and for a period of 12 months after termination, for any reason. In addition, Dr. Cassidy agreed that he would inform any potential new employer of his obligations under the agreement before accepting new employment.

          Dr. Cassidy’s employment agreement and confidentiality agreement were not revised in connection with his appointment as interim Chief Executive Officer in May 2012. Dr. Cassidy resigned from his position as Chief Operating Officer effective June 28, 2013.

Chief Financial Officer

          Effective October 18, 2011, we entered into an employment agreement with Mr. Brock, which provided for an initial annualized base salary of $115,000, which amount increased to $126,500 beginning January 1, 2012. Effective November 22, 2012, we entered into an amended and restated employment agreement with Mr. Brock, which amended and restated in its entirety the prior employment agreement. The amended and restated agreement provides for an initial annualized base salary of $145,000, subject to periodic review by the Board. The agreement also provides for a bonus in the maximum aggregate amount of 20% of Mr. Brock’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in an officer bonus plan established by the Personnel and Compensation Committee of the Board. Mr. Brock subsequently agreed to forego any bonus earned in fiscal year 2013.

          The agreement also provides for a non-qualified stock option grant to purchase 20,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price equal to $1.59 per share, has a 10-year term, and vests as to 6,667 shares on the last day of each of the Company’s fiscal years ending June 30, 2013, 2014 and 2015 (as to the final 6,666 shares). The agreement also provides Mr. Brock with certain health and welfare benefits generally available to the Company’s employees. The initial term of the agreement expires on the last day of fiscal year 2014, with automatic renewal for one-year periods thereafter unless written notice of non-renewal is provided by the Board or Mr. Brock at least 90 days prior to the expiration of the initial term or any renewal term, and subject to earlier termination as described below.

          The agreement is terminable by the Board at any time for any reason. The agreement is terminable at any time for any reason by Mr. Brock upon 60 days advance written notice to the Company. If Mr. Brock is terminated by the Board without cause prior to the expiration of the initial term or any subsequent renewal term or if he resigns within six months of a change of control of the Company, the Company would be required to pay severance. With respect to a termination without cause or a resignation upon a change in control, the amount of the severance payment would be equal to one-year of Mr. Brock’s then-current base salary. In order to receive the severance and continued benefits, Mr. Brock would be required to sign a release of claims against the Company, return all property owned by the Company and agree not to disparage the Company. The agreement defines “cause” and “change of control” in the same manner as Ms. Skarvan’s employment agreement.

          Mr. Brock has also entered into a Non-Competition, Non-Solicitation, and Confidentiality Agreement dated October 18, 2011, pursuant to which he has agreed to protect confidential information of the Company and to return all confidential information and property of the Company upon termination of employment for any reason, and not to compete with the Company or solicit customers or business contacts of the Company during the term of the agreement and for a period of 12 months after termination, for any reason. In addition, Mr. Brock agreed that he would inform any potential new employer of his obligations under the agreement before accepting new employment.

          For fiscal year 2014, Mr. Brock’s base salary was increased to $150,000 and he remains eligible for a bonus in the maximum aggregate amount of 20% of Mr. Brock’s base salary based upon achievement of certain goals and milestones related to financial and operational performance, as set forth in a CFO bonus plan established by the Personnel and Compensation Committee of the Board. On July 1, 2013, he also received a non-qualified stock option grant to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2012 Stock Incentive Plan. The option has an exercise price equal to $1.31 per share, has a 10-year term, and vests as to 3,333 shares on the last day of each of the Company’s fiscal years ending June 30, 2014, 2015 and 2016 (as to the final 3,334 shares).

Summary Compensation Table for Fiscal 2013

          The following table provides information regarding the compensation earned during fiscal 2013 and fiscal 2012 by our named executive officers:

Name and principal position	Year	Salary ($)(1)	Option awards ($)		Non-equity incentive plan compensation ($)		All other compensation ($)		Total ($)
Kathleen S. Skarvan	2013	122,500	21,627	(5)	—		9,992	(7)	154,119
Chief Executive Officer (2)

Dr. James J. Cassidy	2013	172,000	—		—		11,989	(8)	183,989
Former Chief Operating Officer(3)	2012	162,000	37,083	(5)	5,833	(6)	9,093	(9)	214,009

Jeremy T. Brock	2013	138,062	19,482	(5)	—		10,517	(10)	168,061
Chief Financial Officer(4)	2012	104,263	23,820	(5)	—		7,429	(11)	135,512

(1)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(2)	Ms. Skarvan was appointed as the Company’s Chief Executive Officer on December 1, 2012.

(3)

Dr. Cassidy served as the Company’s interim Chief Executive Officer from May 2012 through December 1, 2012 and served as the Company’s Chief Operating Officer from June 2011 until his resignation from the Company effective June 28, 2013.

(4)	Mr. Brock became the Company’s Chief Financial Officer in October 2011 and has served as the Company’s Financial Controller since August 2011.

(5)

The value of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718 (formerly FAS 123(R)). The assumptions used to determine the valuation of the awards are discussed in Note 7 to our consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the 2013 fiscal year, filed with the SEC on September 25, 2013.

(6)	Reflects a cash incentive payment earned as of December 31, 2011 for achieving performance goals for the 2011 calendar year.

(7)	Includes a Company match of $4,392 to Ms. Skarvan’s 401(k) plan.

(8)	Includes a Company match of $7,189 to Dr. Cassidy’s 401(k) plan.

(9)	Includes a Company match of $6,693 to Dr. Cassidy’s 401(k) plan.

(10)	Includes a Company match of $5,717 to Mr. Brock’s 401(k) plan.

(11)	Includes a Company match of $4,229 to Mr. Brock’s 401(k) plan.

Outstanding Equity Awards at June 30, 2013

          The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2013:

	Option Awards
Name	Number of securities underlying unexercised options (# Exercisable)	Number of securities underlying unexercised options (# Unexercisable)		Option exercise price ($)	Option expiration date
Kathleen S. Skarvan	6,667	13,333	(1)	$1.75	12/02/2022
Dr. James J. Cassidy	10,000	—		$3.24	09/28/2013	(2)
Jeremy T. Brock	6,000	12,000	(3)	$2.53	05/29/2022
	6,667	13,333	(4)	$1.59	11/15/2022

(1)	The options vest as to 6,667 shares on June 30, 2014 and as to 6,666 shares on June 30, 2015.

(2)	The options expired three months following the effective date of Dr. Cassidy’s resignation on June 28, 2013.

(3)	The options vest ratably on each of June 30, 2014 and 2015.

(4)	The options vest as to 6,667 shares on June 30, 2014 and as to 6,666 shares on June 30, 2015.

DIRECTOR COMPENSATION

          The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2013:

Name	Fees Earned or Paid in Cash(1) ($)	Total ($)
Stephen H. Craney	14,500	14,500
Thomas M. Hagedorn	11,000	11,000
Craig N. Hansen	7,000	7,000
Darrel L. Kloeckner	12,500	12,500
George H. Winn, DDS	6,500	6,500
William V. Eckles	12,500	12,500

(1)

In fiscal 2013, each non-employee director was paid $2,000 for each Board meeting the director attended and the members of the Audit, Personnel and Compensation, and Nominating and Governance Committees were paid a $1,000 retainer for service in the first fiscal quarter and a $500 retainer for the second, third and fourth fiscal quarters. For fiscal 2014, each non-employee director will be paid $1,000 for each Board meeting the director attends. Compensation for committee members will remain unchanged in fiscal 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of June 30, 2013:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	68,000	$2.13 per share	132,000
Equity compensation plans not approved by security holders(1)	531,900	$3.94 per share	N/A
Total	599,900	$3.74 per share	N/A

(1)

In addition to the equity awards issued pursuant to our 2012 Stock Incentive Plan, which plan was approved by the Company’s shareholders on November 11, 2011, the Board has authority to authorize future equity grants on a case-by-case basis as compensation to new employees, in an aggregate amount up to our then-remaining number of authorized shares. We currently have 13,000,000 authorized shares of common stock and 2,000,000 shares of undesignated stock. We are subject to certain contractual restrictions regarding equity grants.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

          Described below are transactions and series of similar transactions that have occurred during the 2013 and 2012 fiscal years, to which we were or are a party in which:

•	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for our last two completed fiscal years; and

•	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

          During fiscal year 2012,we obtained engineering services from Hansen Engine Corporation (d/b/a Hansen Engine Technologies, Inc.) (“Hansen Engine”) pursuant to a Letter Agreement dated February 16, 2010 (the “2010 Agreement”). Robert D. Hansen, our former Chief Executive Officer and the brother of Craig N. Hansen, is the President, Chief Executive Officer and Chairman of the Board of Directors of Hansen Engine and owns approximately 11% of that entity’s outstanding common stock. In addition, Craig N. Hansen, a member of our Board and the brother of Robert D. Hansen, is a director and officer of Hansen Engine and owns approximately 10% of that entity’s outstanding common stock. Thomas M. Hagedorn, a member of our Board, is a director of Hansen Engine and owns approximately 11% of that entity’s outstanding common stock. The 2010 Agreement provides that Hansen Engine will perform research and development work, primarily relating to the improvement of device performance of the Electromed SmartVest® System, in exchange for a monthly fee of $30,000 through December 2011. The agreement was renewed at December 31, 2011 for six months, and provides that the service provider perform 40 hours per week of research and development work in exchange for a monthly fee of $15,000. The agreement was terminated in May 2012 and no further services were provided. During our 2012 fiscal year, expenses incurred to Hansen Engine were approximately $265,000. No expenses were incurred during our 2013 fiscal year. The 2010 Agreement provides that all design outputs will be the property of the Company and that all patents that result from work performed pursuant to the agreement must be assigned to us. Such assignments are effected in writing pursuant to our standard form of patent assignment.

          The Company purchases electronic parts from RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen H. Craney, a director. The Company has made payments to RiverSide of approximately $321,000 and $597,000 during the Company’s 2013 and 2012 fiscal years, respectively. The Board has determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party.

OTHER INFORMATION

          The Board knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

          A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2013, ACCOMPANIES THE DELIVERY OF THIS PROXY STATEMENT (WITHOUT EXHIBITS). NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY’S FURNISHING SUCH EXHIBIT(S). ANY SUCH REQUESTS SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF COMPANY COMMON STOCK ON OCTOBER 10, 2013, THE RECORD DATE FOR THE FISCAL 2014 ANNUAL MEETING, AND SHOULD BE DIRECTED TO KATHLEEN SKARVAN, CHIEF EXECUTIVE OFFICER, AT THE COMPANY’S PRINCIPAL ADDRESS.

Dated: October 18, 2013
New Prague, Minnesota

Electromed, Inc.

ANNUAL MEETING OF SHAREHOLDERS

Friday, November 22, 2013
10:00 am Central Time

Electromed Headquarters
Reimbursement Building
628 Sixth Street NW
New Prague, MN 56071

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Form of Proxy Card, Form 10-K, Shareholder Letter and Fact Sheet are available at http://www.smartvest.com/electromed/investor-relations/annual-meeting/.

Electromed, Inc.	proxy
500 Sixth Avenue NW
New Prague, MN 56071

This proxy is solicited by the Board of Directors for use at the Annual Meeting on November 22, 2013.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4 and for “ONE YEAR” on Item 5.

By signing the proxy, you revoke all prior proxies and appoint Stephen H. Craney and Dr. George H. Winn, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/elmd Use the Internet to vote your proxy until 11:59 p.m. (CT) on November 21, 2013.	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on November 21, 2013.	MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by the close of business on November 21, 2013.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

ELECTROMED, INC.	Shareowner ServicesSM
Creating superior care through innovation®	P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS
BELOW, SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4 and for ONE YEAR on Item 5.

1. Set the number of directors at 6.			☐	For	☐	Against	☐	Abstain

2. Election of directors:	01 Stephen H. Craney	04 Dr. George H. Winn	☐	Vote FOR		☐	Vote WITHHELD
	02 William V. Eckles	05 Darrel L. Kloeckner		all nominees			from all nominees
	03 Craig N. Hansen	06 Kathleen S. Skarvan		(except as marked)

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. Ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014.			☐	For	☐	Against	☐	Abstain

4. Approve, on a non-binding and advisory basis, named executive officer compensation.			☐	For	☐	Against	☐	Abstain

5. Recommend, on a non-binding and advisory basis, the frequency of votes on named executive officer compensation			☐	One Year	☐	Two Years	☐	Three Years	☐ Abstain

In their discretion, the proxies may vote on any other matters to which they may vote under applicable SEC rules that are properly brought before the Annual Meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 AND 4 AND FOR ONE YEAR ON PROPOSAL 5.

Date

Please indicate if you plan to attend this meeting: ☐				Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.